Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of WOM, Inc. (the “Company”)on Form 10-KSB for the year ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frederic M. Zinn, the principal executive officer and Michael L. Vizzie, principal financial officer, certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: July 14, 2006

/s/ Frederic M. Zinn
    Frederic M. Zinn

/s/ Michael L. Vizzie
    Michael L. Vizzie